UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 5, 2001









                 CTI DIVERSIFIED HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)







Nevada                000-30095                   33-0921967
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

1116-925 W. Georgia Street, Vancouver, B.C., V6C 3L2
(Address of principal executive offices)

Registrant's telephone number, including area code (604) 646-6638



ITEM 5.   OTHER INFORMATION

On June 5, 2001, the Board of Directors appointed Don Farnell as a member of the board, effective June 8, 2001.

On June 8, 2001, the Board of Directors appointed Mr. Farnell as the Chief Executive Officer, President, Secretary and Treasurer of the Company, effective upon the resignation of Stephen Koltai as President and Director on June 11, 2001.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           CTI Diversified Holdings, Inc.


                           By: /s/ Don Farnell
                              Don Farnell, President

                           Date: June 25, 2001